UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934

                                February 25, 1998
                                (Date of report)




                                 HomeSide, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                1-12655                 59-3387041
(State or other jurisdiction    (Commission file number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   7301 Baymeadows Way, Jacksonville, FL 32256
               (Address of principal executive offices) (Zip Code)

                                 (904) 281-3000
              (Registrant's telephone number, including area code)

Item 1.  Change in Control of Registrant

     On February 10, 1998, National Australia Bank Limited ("NAB") acquired 43,472,568 shares of common stock (the "Shares") of HomeSide, Inc. As consideration for the Shares, NAB paid $27.825 per share or a total of approximately $1.2 billion. NAB paid for the purchase with available funds. Following the transaction described above ("the Merger"), NAB now owns 100% of the Registrant's common stock and HomeSide, Inc. became an indirect wholly-owned subsidiary of NAB.




Item 7.  Unaudited Pro Forma Consolidated Financial Information


     The unaudited pro forma consolidated financial information set forth below, which is based upon management's assumptions and includes adjustments as described in the notes which follow, should be read in conjunction with the historical financial statements and notes of the registrant. The pro forma adjustments are based on preliminary estimates and are subject to change as these estimates are finalized. The Unaudited Pro Forma Balance Sheet set forth below gives effect to the Merger as though such transaction occurred as of November 30, 1997, while the Unaudited Pro Forma Consolidated Income Statements set forth below gives effect to the Merger as though the transaction occurred at the beginning of the periods presented. The unaudited pro forma consolidated financial information does not include the effects, if any, of changes in debt and stockholder's equity which may occur as a result of the Merger. The unaudited pro forma consolidated financial information does not purport to represent the results that actually would have occurred if the Merger had in fact occurred on such date or to project the results that may be achieved in the future.



                                 HomeSide, Inc.
                               Unaudited Pro Forma
                           Consolidated Balance Sheet
                                November 30, 1997
                    (dollars in millions, except share data)

                                                                                                     Pro Forma
                                                                                 Historical (a)    Adjustments (b)      Pro Forma
                                                                                ---------------    ---------------   ---------------
Cash and cash equivalents                                                       $         16.6     $       1.8 (c)   $         18.4
Mortgage loans held for sale, net                                                        984.7              -                 984.7
Mortgage servicing rights, net                                                         1,748.8              -               1,748.8
Accounts receivable, net                                                                 252.8              -                 252.8
Early pool buyout advances                                                               311.6              -                 311.6
Premises and equipment, net                                                               35.4            (7.4)(d)             28.0
Goodwill                                                                                   9.0           767.9 (e)            776.9
Other assets                                                                             155.6           (17.1)(f)            138.5
                                                                                ---------------    ---------------   ---------------
Total Assets                                                                    $      3,514.5     $     745.2       $      4,259.7
                                                                                ===============    ===============   ===============
Notes payable                                                                   $      1,732.6     $       0.6 (f)   $      1,733.2
Accounts payable and accrued liabilities                                                 140.6           112.1 (g)            252.7
Deferred income taxes                                                                    169.6           (67.2)(h)            102.4
Long-term debt                                                                           900.7            39.7 (f)            940.4
                                                                                ---------------    ---------------   ---------------
Total Liabilities                                                                      2,943.5            85.2              3,028.7

Common Stock:
    Common stock, $.01 par value,  119,610,000  shares authorized and 43,375,430 shares issued and outstanding before the
       merger, 1 share issued and outstanding after the merger.                            0.4            (0.4)(i)               -
    Class C non-voting common stock, $1.00 par value, 195,000 shares authorized, and 97,138  shares  issued and  outstanding  before the merger,  0 shares
       issued and outstanding after the merger                                             0.1            (0.1)(i)               -
    Additional paid-in capital                                                           476.6           754.4 (i)          1,231.0
    Retained earnings                                                                     95.7           (95.7)(i)               -
                                                                                ---------------    ---------------   ---------------
                                                                                         572.8           658.2              1,231.0
Less: Notes received in payment for capital stock                                         (1.8)            1.8 (c)               -
                                                                                ---------------    ---------------   ---------------
Total Stockholders' Equity                                                               571.0           660.0              1,231.0
                                                                                ---------------    ---------------   ---------------
Total Liabilities and Stockholders' Equity                                      $      3,514.5     $     745.2       $      4,259.7
                                                                                ===============    ===============   ===============

                  (consolidated footnotes on following page)

--------------------

(a) Reflects HomeSide, Inc.'s historical unaudited consolidated balance sheet at November 30, 1997.

(b) Reflects pro forma adjustments related to the Merger, as if such Merger occurred on November 30, 1997. The adjustments apply the purchase accounting adjustments required to reflect the effects of the Merger. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.

(c) Reflects the repayment of notes received in payment of capital stock of $1.8 million.

(d) Reflects the mark to market of premises and equipment as part of the allocation of the purchase price to assets and liabilities.

(e) Goodwill of $9.0 million from previous transactions has been eliminated. Goodwill of $776.9 million has been recorded in respect of the Merger.

(f) Reflects the elimination of unamortized debt issue costs of $17.1 million, mark to market of notes payable of $0.6 million and long-term debt of $39.7 million as part of the allocation of the purchase price to assets and liabilities.

(g) Reflects accrued transaction costs related to the Merger and the mark to market of certain liabilities as part of the allocation of the purchase price to assets and liabilities.

(h) Reflects the net tax effect of the changes in bases of assets and liabilities as a result of the application of purchase accounting for the Merger.

(i) Reflects the impact on consolidated stockholders' equity of the Merger and is comprised of the following (in millions):

         100% outstanding stock prior to merger
            converted to right to receive cash                       $     (0.5)
         Elimination of historical retained earnings                      (95.7)
         Elimination of historical paid-in capital                      ( 476.6)
         Purchase of 100% of HomeSide's outstanding common stock        1,231.0
                                                                     -----------
                     Net increase in stockholders' equity            $    658.2
                                                                     ===========




                                 HomeSide, Inc.
                               Unaudited Pro Forma
                          Consolidated Income Statement
             For the Period from March 16, 1996 to February 28, 1997
                              (dollars in millions)


                                                                  Period from                              Pro Forma
                                                               March 16, 1996 to         Pro Forma      March 16, 1996 to
                                                               February 28, 1997(a)    Adjustments(b)   February 28, 1997
                                                               --------------------   ---------------   ------------------
Revenues:
Mortgage servicing fees                                        $             312.3       $      -       $           312.3
Amortization of mortgage servicing rights                                   (155.8)             -                  (155.8)
                                                               --------------------   ---------------   ------------------
     Net servicing revenue                                                   156.5              -                   156.5

Interest income                                                               81.5              -                    81.5
Interest expense                                                             (87.7)            7.6(c)               (80.1)
                                                               --------------------   ---------------   -------------------
     Net interest revenue                                                     (6.2)            7.6                    1.4
Net mortgage origination revenue                                              66.1              -                    66.1
Other income                                                                   0.7              -                     0.7
                                                               --------------------   ---------------   ------------------
     Total Revenues                                                          217.1             7.6                  224.7
Expenses:
Salaries and employee benefits                                                73.0              -                    73.0
Occupancy and equipment                                                       11.8           (0.4)(d)                11.4
Servicing losses on investor-owned loans
     and foreclosure-related expenses                                         17.9              -                    17.9
Other expenses                                                                41.7           34.3 (e)                76.0
                                                               --------------------   ---------------   ------------------
     Total Expenses                                                          144.4           33.9                   178.3

Income before income taxes                                                    72.7          (26.3)                   46.4
Income tax expense                                                            29.3            2.8 (f)                32.1
                                                               --------------------   ---------------   ------------------
Income before extraordinary loss on early
     extinguishment of debt                                                   43.4          (29.1)                   14.3
Extraordinary loss on early extinguishment
     of debt, net of tax                                                       6.4              -                     6.4
                                                               --------------------   ---------------   ------------------
Net Income (g)                                                 $              37.0    $     (29.1)      $             7.9
                                                               ====================   ===============   ==================

                   (consolidated footnotes on following page)

--------------------

(a) Reflects HomeSide's historical unaudited consolidated income statement for the period March 16, 1996 to February 28,1997.

(b) Reflects pro forma adjustments related to the Merger as if such acquisition occurred at the beginning of the period presented. The adjustments apply the purchase accounting adjustment required to reflect the effects of the Merger. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.

(c) Notes payable, debt issuance costs and long-term debt have been marked to market as part of the allocation of the purchase price to the value of assets and liabilities. As a result, interest expense has been adjusted by $7.6 million. This adjustment does not reflect applicable margin improvements of 2.5 basis points for the warehouse credit facility and 7.5 basis points for the servicing credit facility as a result of expected improved credit ratings due to the Merger.

(d) Changes in the depreciation expense included in occupancy and equipment expenses have been adjusted to reflect the adjusted fair value of premises and equipment as of the closing date of the Merger.

(e) Other expenses have been adjusted to reflect amortization of goodwill arising from the Merger.

(f) Adjusts the income tax expense to HomeSide's expected effective tax rate after the Merger.

(g) No income per share data is provided because HomeSide, Inc. is a wholly owned subsidiary of National Australia Bank Limited.




                                 HomeSide, Inc.
                               Unaudited Pro Forma
                          Consolidated Income Statement
             For the Period from March 1, 1997 to November 30, 1997
                              (dollars in millions)


                                                                  Period from                                Pro Forma
                                                               March 1, 1997 to          Pro Forma       March 1, 1997 to
                                                              November 30, 1997 (a)   Adjustments (b)   November 30, 1997
                                                              ---------------------   ---------------   ------------------
Revenues:

Mortgage servicing fees                                       $              312.3    $        -        $           312.3
Amortization of mortgage servicing rights                                   (161.5)            -                   (161.5)
                                                               --------------------   ---------------   ------------------
     Net sericing revenue                                                    150.8             -                    150.8

Interest income                                                               74.4             -                     74.4
Interest expense                                                             (73.3)           7.8 (c)               (65.5)
                                                               --------------------   ---------------   ------------------
     Net interest revenue                                                      1.1            7.8                     8.9

Net mortgage origination revenue                                              59.2             -                     59.2
Other income                                                                   1.3             -                      1.3
                                                               --------------------   ---------------   ------------------
     Total Revenues                                                          212.4            7.8                   220.2

Expenses:

Salaries and employee benefits                                                58.5            -                      58.5
Occupancy and equipment                                                       11.9          (0.4) (d)                11.5
Servicing losses on investor-owned loans
     and foreclosure-related expenses                                         15.7            -                      15.7
Other expenses                                                                30.0           28.3 (e)                58.3
                                                               --------------------   ---------------   ------------------
     Total Expenses                                                          116.1           27.9                   144.0

Income before income taxes                                                    96.3          (20.1)                   76.2
Income tax expense                                                            37.6            2.9 (f)                40.5
                                                               --------------------   ---------------   ------------------
Net Income (g)                                                 $              58.7    $     (23.0)      $            35.7
                                                               ====================   ===============   ==================

                   (consolidated footnotes on following page)

--------------------

(a) Reflects HomeSide's historical unaudited consolidated income statement for the period March 1, 1997 to November 30, 1997.

(b) Reflects pro forma adjustments related to the Merger as if such acquisition occurred at the beginning of the period presented. The adjustments apply the purchase accounting adjustments required to reflect the effects of the Merger. The assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.

(c) Notes payable, debt issuance costs and long-term debt have been marked to market as part of the allocation of the purchase price to the value of assets and liabilities. As a result, interest expense has been adjusted by $7.8 million. This adjustment does not reflect applicable margin improvements of 2.5 basis points for the warehouse credit facility and 7.5 basis points for the servicing credit facility as a result of expected improved credit ratings due to the Merger.

(d) Changes in the depreciation expense included in occupancy and equipment expenses have been adjusted to reflect the adjusted fair value of premises and equipment as of the closing date of the Merger.

(e) Other expenses have been adjusted to reflect amortization of goodwill arising from the Merger.

(f) Adjusts the income tax expense to HomeSide's expected effective tax rate after the Merger.

(g) No income per share data is provided because HomeSide, Inc. is a wholly owned subsidiary of National Australia Bank Limited.

Item 8.  Change in fiscal year

     On February 10, 1998, HomeSide determined it will change to a fiscal year ending September 30 following the conclusion of the current fiscal year on February 10, 1998. HomeSide intends to file a form 10-K for the fiscal year ended February 10, 1998 and will begin its second fiscal quarter on the new basis on February 11, 1998.




                                   Signatures


Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     HomeSide, Inc.
                                     Registrant)


Date:  February 25, 1998             By: /s/Kevin D. Race
       --------------------              ----------------
                                         Kevin D. Race
                                         Vice President, Chief Financial Officer
                                              and Treasurer (Principal Financial
                                              and Accounting Officer)